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                                                                EXHIBIT 10.05.24


                            SALEM MEDIA CORPORATION

                                    WYLL-FM

                               25 NORTHWEST POINT
                          ELK GROVE VILLAGE, IL 60007
                                  847-958-5030





                          ARLINGTON HTS, IL TOWER SITE

                       SONSINGER BROADCASTING OF CHICAGO





                             PREPARED JULY 27, 1999

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                                                 WYLL Agreement prepared by TDM
                                                                    Page 1 of 15

               TOWER LEASE AGREEMENT ARLINGTON HEIGHTS, ILLINOIS

This agreement is entered into on this 30th day of July, 1999, between SALEM MEDIA CORPORATION (WYLL-FM) ("LESSEE"), and Sonsinger Broadcasting Company of Chicago, LP. ("Lessor").

                                   ARTICLE I

                                  DEFINITIONS

The terms listed below when spelled with initial capital letters have the following meanings in this agreement:

     1.1 ADJUSTMENT DATE shall mean the first day of February following the first anniversary of the Commencement Date and each subsequent first day of February this Agreement remains in effect.

     1.2 AGREEMENT means this Tower Lease Agreement, including the schedules and any other executed attachments and/or addenda all of which are made part of this Agreement.

     1.3 ANTENNA means the device identified as "Antennas" on Schedule 5.1 consisting of one four bay 16 element main FM broadcast antenna mounted on the tower mast with a center of radiation at approximately 429 feet AGL using one four inch coax line. One four bay Auxiliary FM broadcast antenna, approximately forty foot in length mounted so that the upper most part of the antenna system shall be no higher than 250 feet AGL using one three inch coax line. One four foot STL dish mounted at approximately 220 feet AGL using one 7/8 inch coax. A quantity of not more than three one meter diameter satellite receive dishes may be mounted on the tower. Each one meter satellite receive dish shall be mounted no higher than 20 feet AGL. All antennas must be designed so as to reduce, to the fullest extent possible, any wind loading on the Tower, as hereinafter defined.

     1.4 ANTENNA LOCATION means the locations for the placement of the Antenna as set forth in Section 5.1 hereof.

     1.5 ARTICLE or ARTICLES means one or more of the articles of this Agreement.

     1.6 CABLE ROUTE means the locations designed from time to time by Lessor for placement of Lessee's cabling on Lessor's Property, as hereinafter defined.

     1.7 CABLING means the coaxial, waveguide, wire or other cabling or transmission lines of Lessee not to exceed one such line for each antenna on the Tower.

     1.8 COMMENCEMENT DATE means 12:01 AM on the date specified in this Agreement as the Commencement Date of the Initial Term, as hereinafter defined.

     1.9 EQUIPMENT means any device, equipment, structure, buildings, material and apparatus used or useful in the operation of the Salem Media Corporation (WYLL-FM), standard FM radio broadcast station and its associated equipment approved by Lessor for use on Lessor's Property. Notwithstanding anything in this Agreement to the contrary, the Equipment shall be paid for, furnished and installed by Lessee.

     1.10 EQUIPMENT SPACE means the area called the WYLL-FM transmitter room which is approximately 26 feet x 18 feet with an attached 10 foot x 8 foot room as designated in Schedule 5.2 by Lessor for the limited purpose of constructing, installation, maintenance, operation, repair or removal of the equipment. Notwithstanding anything in this Agreement to the contrary, any item to be constructed or installed at the Equipment Space pursuant to this Agreement shall be paid for, constructed and maintained by Lessee.

     1.11 EXPIRATION DATE means 11:59 PM on the date specified in this Agreement as the date on which the Initial Term or any extended term of this Agreement expires.

     1.12 FACILITIES and FACILITY refer collectively or individually to any and all Equipment, Cabling, Antenna and/or buildings or other structures required to be constructed pursuant to Section 5.2 hereof, as the context may indicate.

     1.13 INITIAL TERM means the period from the Commencement Date to the date set forth in Section 3.3.

     1.14 LEASED SPACE refers collectively or individually to any or every Equipment Space, Cable Route, and/or Antenna Location, as the context may indicate.

     1.15 LESSEE'S EMPLOYEES means any employee, officer, or partner of Lessee; any agent, contractor, or subcontractor of Lessee, and any employee, officer, or partner of such agent, contractor, or subcontractor, and any person placed on the Authorized Entry List, as set forth in Section 8.2, at the request of Lessee.

     1.16 LESSOR'S PROPERTY means the land, buildings, towers, fixtures, and other improvements comprising the Lessor's premises in which the Leased Space is located.

     1.17 MONTHLY RENT shall have the meaning as defined in Section 4.2(c)
hereof.
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                                                  WYLL Agreement prepared by TDM
                                                                    Page 2 of 15

      1.18 RENT means the consideration paid by Lessee to Lessor pursuant to this Agreement.

      1.19 SCHEDULE or SCHEDULES means one or more schedules attached to this Agreement.

      1.20  INTENTIONALLY OMITTED.

      1.21 SECTION or SECTIONS means one or more of the sections of this Agreement.

      1.22 TOWER means the antenna tower located upon Lessor's Property in Arlington Heights, IL.

                                   ARTICLE II

                             SCOPE OF THE AGREEMENT

      2.1 LEASE. This Agreement sets forth the terms and conditions under which Lessor agrees to lease space to Lessee. Lessee agrees to use the Leased Space and related rights only in accordance with the terms and conditions of this Agreement; to comply with all applicable governmental regulations and requirements of law pertaining to Lessee's activities in or around Lessor's Property; to pay all fees, charges, costs and expenses in accordance with this Agreement promptly when due; to keep the Facilities properly maintained; and to comply in all respects with each of the obligations, duties, rules, conditions, and requirements applicable to Lessee under this Agreement.

      2.2 NO OTHER USE. Lessee will use the Leased space solely for operating the Antenna and Equipment for its standard FM radio broadcast station, only for the purpose and benefit of Salem Media Corporation (WYLL-FM) Lessee will not make any other use of the Leased Space and related rights provided under this Agreement. Lessee shall not use Lessor's Property or any portion thereof, including the Equipment Space, for purpose of maintaining the operations center, dispatch center, studios, or offices of Lessee.

      2.3 NO OTHER RIGHTS. Only the Leased Space and related rights described in this Agreement are provided under this Agreement. Lessor does not provide any service or product under this Agreement.

                                  ARTICLE III

                  TERM OF THE AGREEMENT; TERMINATION; RENEWALS

      3.1 COMMENCEMENT DATE. The Commencement Date shall be the date when Lessee begins construction or when Lessee commences with any part of the installation on Lessor's property.

      3.2 COMMENCEMENT CERTIFICATION. When the Commencement Date has been determined, such date shall be evidenced by a Certificate, in form and substance similar to Exhibit A, executed and acknowledged by Lessor and Lessee and delivered by each to the other.

      3.3 EXPIRATION DATE. The Expiration Date of this Agreement shall be the day preceding the Tenth (10th) year anniversary of the Commencement Date, except that if such date is not the last day of a calendar month, the Expiration Date of this Agreement shall be the last day of the month in which the Tenth (10th) anniversary of the Commencement Date falls. If the term has been extended as provided in Section 3.4, the Expiration Date shall be the last day of the term as so extended. Lessee shall notify the Lessor of the Lessee's intention to renew this Lease Agreement at least 12 months prior to the end of its term. The lessee will have the Right of first refusal, on the space provided by the Lessor.

      3.4   INTENTIONALLY OMITTED.

      3.5 TERMINATION BY LAW. Lessor shall have the right to terminate this Agreement, upon notice to Lessee, and shut down and/or remove Lessee's Antenna, Cabling and Equipment if:

      (a) This Agreement is required to be terminated by ruling or regulation of the Federal Communications Commission ("FCC") or the Federal Aviation Administration ("FAA") or by reason of any violation of the Communications Act of 1934, as amended, arising out of Lessee's use of the Leased Premises.

      (b) A final determination, not subject to appeal, of any state or federal governmental body that Lessee's Facilities or the placement and/or operation of Lessee's Facilities is in violation of any laws, rules or regulations of any local state or federal agencies including, without limitation, any land use provisions and/or any zoning and/or planning code.

      (c) A final determination, not subject to appeal, that Lessee's Facilities fail to meet in any material respect the requirements imposed by law or the rules and regulations of local, state and federal agencies and Lessee shall have failed to cure said matters within ten (10) days of such final determination and written notice thereof.

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                                                  WYLL Agreement prepared by TDM
                                                                    Page 3 OF 15


                                   ARTICLE IV

                           FEES AND CHARGES; BILLING

     4.1 PAYMENT OF RENT. Lessee agrees to pay rent to Lessor, without notice or demand, from the Commencement Date through the Expiration Date, or such earlier date as this Agreement is terminated as provided herein, at:

                    Sonsinger Broadcasting of Chicago LP
                    4880 Santa Rosa Road, Suite 300
                    Camarillo, California 93012
                    Attention: Accounting
                    805-987-0400

     or to such other person or place as Lessor may designate from time to time by notice to Lessee.

4.2       RENT.

          (a) Beginning with the Commencement Date, and continuing to the first Adjustment Date, the base rent shall be the sum of $120,000.00 per annum, payable in equal monthly installments of $10,000.00 in advance of the first day of each month (and thereafter on each and every Adjustment Date the monthly rent shall be according to Section 4.2; provided, however, that the installment of the base rent payable for the first full month of the term shall be due and payable on the full execution and delivery of this Agreement. If the Commencement Date and/or Expiration Date occur on a day than the first day of a calendar month, rent shall be prorated for the month in which the Commencement Date and/or Expiration Date occurs.

          (b) During the one (1) year period beginning with each Adjustment Date, the monthly rent payable by Lessee shall reflect an adjustment, as herein provided, for the change, if any, from the year in which the Commencement Date falls, in the Consumer Price Index for All Urban Consumers [Base Year 1982-84=100] ("CPI") as measured in February and published by the United States Department of Labor, Bureau of Labor Statistics; i.e., during the one (1) year period beginning with the Adjustment Date, the monthly rent shall be the product obtained by multiplying the Base Rent times a fraction, the numerator of which shall be the CPI for February of the year such Adjustment Date falls and the denominator of which shall be the CPI for February of the year in which the Commencement Date falls. Notwithstanding the results of the foregoing calculation, the annual base rent payable by Lessee hereunder shall not in any event be less than 105% of the annual base rent payable during the immediately preceding one (1) year period. In the event that the Bureau of Labor Statistics shall change the base period for the CPI, the new index number shall be substituted for the old index number in making the above computation. In the event the Bureau of Labor Statistics ceases publishing the CPI, or materially changes the method of its computation, Lessor and Lessee shall accept comparable statistics on the purchasing power of the consumer dollar as published at the time of said discontinuation or change by a responsible financial periodical of recognized authority to be chosen by Lessor subject to reasonable consent of Lessee.

          (c) As used herein, "Monthly Rent" shall refer to the rent to be paid by Lessee pursuant to this Section 4.2.

     4.3 ADDITIONAL RENT. Lessee shall pay or reimburse Lessor within ten (10) days after receipt of a statement from Lessor for all taxes, including without limitation, real estate taxes, personal property taxes, ad valorem taxes and special assessments, levied against Lessor which are attributable to Lessee, or its assigns, as a result of the Facilities, buildings or structures placed or operated on Lessor's Property by Lessee or services offered by Lessee on Lessor's Property (but excluding any taxes attributable to Lessor's Property), which statement shall include, at the request of Lessee, such documentation as is reasonably necessary to substantiate said amounts. In addition, Lessee shall pay or reimburse Lessor within ten (10) days after receipt of a statement for any state or local tax of any kind (except income taxes) arising from or attributable to this Agreement.

     4.4 NO NOTICE. From and after the Commencement Date, Lessee will pay to Lessor the Monthly Rent. Said installments are due and payable in advance, without notice or demand. Although Lessor may, for its own convenience, issue bills to Lessee, any failure of Lessor to issue a timely bill will not relieve Lessee of its obligation to pay Monthly Rent without notice or demand. Lessor requires an additional ten percent (10%) of the total rent due in late fees when the monthly rental payment is made later than 15 days after its due date.

     4.5 NO SET-OFF. Except as otherwise provided in this Agreement, Lessee will pay all Rent, fees, costs, and expenses without deduction or set-off of any kind.

     4.6  INTENTIONALLY OMITTED.



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                                                  WYLL Agreement prepared by TDM
                                                                    Page 4 of 15

                                   ARTICLE V

                   GRANT OF LEASED SPACE AND EQUIPMENT SPACE

        5.1 ANTENNA LOCATION. Lessor, in consideration of the rents to be paid and the covenants contained herein, hereby leases to Lessee the Antenna Location as generally depicted on Schedule 5.1 for the limited purpose of installing, maintaining, operating, or repairing the Antenna in accordance with this Agreement, and to pass through portions of the Lessor's Property designated by Lessor for ingress to and egress from the Antenna Location. All site work for the use of the Antenna Location shall be performed by Lessee and at the expense of Lessee.

        5.2 EQUIPMENT SPACE. Lessor, in further consideration of the rents to be paid and covenants contained herein, hereby grants to Lessee the Equipment Space as reasonably determined by Lessor, for the limited purpose of installing, maintaining, operating, repairing, or removing the Equipment in accordance with this Agreement; and to pass through portions of the Lessor's Property designated by Lessor for ingress to and egress from the Equipment Space. All site work for the use of the Equipment Space shall be performed by Lessee and at the expense of Lessee. In the event Lessor determines, in its sole and absolute discretion and which determination shall be specified in advance of the Commencement Date, that Lessee's Equipment shall not reside in the buildings and other structures on Lessor's property currently designed to house such equipment, Lessee, at Lessee's sole cost and expense, shall be required to construct such enclosures, buildings or structures on that portion of Lessor's property designated by Lessor, at its sole and absolute discretion and as generally depicted on Schedule 5.2, and Lessee shall house its Equipment in such enclosures, buildings or structures. Notwithstanding anything in this Agreement to the contrary, in the event Lessee is required by Lessor to construct a permanent building or other permanent structure on Lessor's Property, at the expiration of the term of this Agreement, the permanent building and other permanent structures shall, at the sole election of Lessor, become the property of Lessor.

        5.3 CABLE ROUTE. Lessor, in further consideration of the rents to be paid and the covenants herein contained, hereby leases to Lessee the Cable Route as reasonably determined by Lessor, for the limited purpose of installing, maintaining or repairing the Cabling in accordance with this Agreement; and to pass through portions of the Lessor's Property designated by Lessor for ingress to and egress from the Cable Route. All site work for the use of the Cable Route shall be performed by Lessee and at the expense of Lessee.

                                   ARTICLE VI

                          INSTALLATIONS OF FACILITIES

        6.1 SPECIFICATIONS. Lessor shall prepare specifications for Lessee's delivery of the Facilities to Lessor's property and Lessee's installation of the Facilities in the Leased Space. All such specifications shall be based upon information contained in the Schedules hereto and engineering data furnished by Lessee and may include the requirement of Lessee to provide, at Lessee's expense, the purchase and installation of such equipment for protecting Lessor's or its tenants' property.

        6.2 PRIOR APPROVAL. Prior to the initiation by Lessee of the delivery, installation, replacement, modification or removal of Facilities, Lessee must obtain the prior written approval of Lessor to Lessee's proposed scheduling of work and Lessee's choice of vendors and contractors. Lessor, at its sole discretion and election, may condition said approval on obtaining additional information and/or requiring schedule changes and substitution of vendors and contractors. Lessor's approval of any act or action of Lessee or Lessee's Employees pursuant to this Agreement shall not be considered an endorsement, representation, or warranty regarding the viability of said scheduling, and/or the ability of said vendor or contractor to perform the work intended by Lessee. Lessee shall deliver, construct and install the Facilities in strict conformity with the specifications, schedules, and choice of vendors and contractors approved by Lessor.

        6.3 DELIVERY & INSTALLATION OF FACILITIES. Lessee shall furnish, construct and install all Facilities. Physical delivery of the Facilities to Lessor's property and all installation work performed by Lessee shall be performed in accordance with the specifications and approvals furnished pursuant to this Article.

        6.4 LESSEE'S RESPONSIBILITIES. Notwithstanding anything in this Agreement to the contrary, Lessee has the sole responsibility for any product liability claims, product warranty claims, delays and service outages of Lessee that may result from defective Facilities, improper scheduling, improper installation, or any other matter, irrespective of the cause.

                                  ARTICLE VII

                              USE OF LEASED SPACE

        7.1 FACILITIES. Lessee may bring the Facilities into the Leased Space at Lessee's own risk and expense. Equipment shall be confined to the Equipment Space, Cabling shall be confined to the Cabled Route, and the Antenna shall be confined to the Antenna Location.

        7.2 OTHER MATERIALS. In addition to the Facilities, Lessee may bring into the Leased Space, at Lessee's own risk and expense (a) any materials and apparatus specially identified in written engineering

                                                  WYLL Agreement prepared by TDM
                                                                    Page 5 of 15

specifications approved in writing by Lessor, and (b) small tools and portable test equipment as needed to perform Lessee's obligations under this Agreement. Lessee's rights under this Section 7.2 are subject to the conditions that all such materials, apparatus, tools, and test equipment will remain at all times in the care, custody, and control of Lessee's Employees.

     7.3 NEGATIVE COVENANTS. Lessee may not bring into the Leased Space any material, apparatus, facilities, tools or equipment other than those identified in this Agreement unless Lessee first obtains written permission from Lessor. Without limiting the foregoing, Lessee is specifically informed that the following are not permitted within the Leased Space or in or upon the Lessor's
Property: wet cell batteries, explosives, flammable liquids or gases, alcohol, controlled substances, weapons, toxic materials, hazardous waste, pollutants, contaminants, asbestos and asbestos related products, polychlorinated biphenyl's (PCB's), petroleum, crude oil or any fraction or distillate thereof, and any similar equipment and/or materials. Lessee shall not use or permit Lessor's Property to be used by any dangerous, toxic, noxious, offensive, or unlawful purposes.

     7.4 EMERGENCY NUMBER. During the term of this Agreement and any extension thereof, Lessor and Lessee shall provide the other with a telephone number which, if called, will ring at a location that is staffed by their respective agents 24 hours each and every day, 7 days a week and every week. Lessee and Lessor shall notify each other promptly in the event of any change in such telephone number.

     7.5  NON-EXCLUSIVE USE.

          (a) Lessee understands that Lessee's use of Lessor's Property is non-exclusive and, subject to Lessee's right to use the Leased Space, Lessor reserves the right to lease Lessor's Property, and any portion thereof, to any person or entity, and Lessor shall have the right to retain all amounts received therefrom. Lessee agrees that it shall cooperate with Lessor and Lessor's other tenants in the use of Lessor's Property.

          (b) In the event Lessor, in its sole and absolute discretion, determines that Lessor's Property has an immediate shortage of required space for future tenants, Lessor shall have the exclusive right to cause the Facilities to be made available to such future tenants ("Multiple Use"); provided that in the event Lessor shall cause the Multiple Use to occur (i) Lessee shall not be required to incur any cost or expense associated with the Multiple Use, and (ii) the Multiple Use shall be compatible with and not unreasonably interfere with Lessee's use of the Tower pursuant to this Agreement.

     7.6 LESSEE'S COOPERATION. In the event it is necessary for Lessee to reduce, limit or cease its use of its Facilities or the Leased Premises so that Lessor, or any other tenant of Lessor may install, maintain, repair, remove or otherwise work upon their facilities in compliance with then current OSHA, FCC and ANSI standards, including such standards relating to radio frequency radiation, or such other and further health and safety standards imposed by any federal, state or local authority, Lessee agrees to cooperate with the party seeking to conduct said installation, maintenance, repairs, removal or work and temporarily reduce, limit or cease its use of its Facilities or the Leased Premises; provided said party takes all reasonable steps to minimize the amount of time Lessee shall so operate and said party shall take all reasonable steps to schedule such installation, maintenance, repairs, removal or work at a time convenient to Lessee. Notwithstanding the foregoing, Lessee shall not be entitled to any abatement in rent or any other amount, fees or damages for its compliance with this Section.

                                  ARTICLE VIII

                                 RIGHT OF ENTRY

     8.1 ACCESS. Lessee shall have reasonable access to the Leased Space; provided access to the Leased Space shall be regulated pursuant to the rules and regulations described in Section 23.5 and access to Tower may be limited based upon the reasonable discretion of Lessor.

     8.2 AUTHORIZED PERSONNEL. All persons, contractors and/or engineers installing, maintaining, repairing, removing or otherwise working on the Facilities shall be approved in advance by Lessor, which approval shall not be unreasonably withheld. A list ("Authorized Entry List") of those persons, contractors and/or engineers approved by Lessor shall be maintained by Lessor. Prior to the Commencement Date, Lessee will submit to Lessor a proposed "Authorized Entry List". Lessor may request additional information from Lessee before granting its approval, which approval may not be unreasonably withheld. Lessee will promptly give notice to Lessor, both orally and in writing, of the name of any person who ceases to be one of Lessee's employees or agents or whom Lessee wishes to remove from the "Authorized Entry List".

     8.3 QUALIFIED PERSONNEL. Lessee represents and warrants that on the date hereof and each and every date prior to the last act to be performed by Lessee pursuant to this Agreement, including Section 9.2 hereof, Lessee's Employees and any other person(s) installing, maintaining, repairing, removing or otherwise working on the Facilities or otherwise on Lessor's Property at the request or direction of Lessee shall be a technician qualified to perform said duties and have been trained in compliance with then current OSHA, FCC and ANSI standards, including such standards relating to radio frequency radiation.

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                                                  WYLL Agreement prepared by TDM
                                                                    Page 6 of 15


                                   ARTICLE IX

                       PROTECTION OF SERVICE AND PROPERTY


      9.1 CONTINUITY OF USE. The continuity of the use and services of the Tower by Lessor and other tenants of Lessor is of paramount importance. Lessee and Lessee's employees will at all times exercise the highest degree of care to prevent damages to the Lessor's Property and to all other real and personal property of Lessor, its customers and other tenants of Lessor's Property. Lessee and Lessee's Employees will perform any work and use the Facilities in a manner that will protect all other persons, structures, equipment, utilities, and/or work areas of any kind against injury, damage or interruption of service. Lessee and Lessee's Employees will not use any Facilities, equipment, tools or methods which, in the sole judgment of Lessor, might endanger or interfere with the services of Lessor, its customers or other tenants of Lessor's Property. Lessor reserves the right to take any action needed to cease or prevent any harm to the personnel, property and/or services of Lessor or its customers or any other tenants of Lessor's Property.

      9.2 LESSEE'S OBLIGATION TO RESTORE. Notwithstanding anything in this Agreement to the contrary, if in the performance of any work, act or operation, Lessee or Lessee's Employees disturb the property, equipment, broadcast pattern or services of Lessor, its customers, or other tenants of Lessor's property, including, without limitation, such action as would require, pursuant to the FCC, Lessor, its customers, or other tenants of Lessor's Property to perform a partial or full proof of performance of their broadcast pattern, Lessee will restore such property, equipment or broadcast pattern to its former condition including, without limitation, conducting and performing such partial or full proof of performance as may be required by the FCC, all at Lessee's expense. If Lessee does not promptly restore to its former condition any property, equipment or broadcasting pattern that was disturbed by Lessee or Lessee's Employees, Lessor may restore such property to its former condition at Lessee's sole expense; and the amount expended by Lessor pursuant to this Section 9.2 shall be deemed reasonably incurred and immediately due and shall be repaid by Lessee, together with interest at the rate of 18 percent per annum, upon demand of Lessor. Notwithstanding any provision in this Agreement to the contrary, the provision of this Section 9.2 shall survive the termination of the Agreement for 3 months.

      9.3   INTERFERENCE

            (a) Lessee shall conduct its communications system activities in accordance with all FCC regulations and sound engineering practices and shall cooperate to the fullest extent with other tenants and Lessor so as to anticipate and prevent any interference with any and all tenants installed prior to the installation of the Facilities of Lessee or any alteration thereto. In the event the use of Lessee's Facilities results in interference with, or signal diminution of any equipment of any tenant installed prior to the installation of the Facilities of Lessee or any alteration thereto and the equipment receiving such interference is operating in accordance with manufacturer's specifications, good engineering practice and the rules of the FCC, Lessee shall, upon notice from Lessor, take all necessary steps to correct and eliminate the interference and/or signal diminution within a reasonable length of time, but in no event more than twenty-four (24) hours after having been given such notice by Lessor, unless otherwise agreed to in writing. If the interference and/or signal diminution is not eliminated within such twenty-four
(24) hour period, Lessee shall reduce power to a level resulting in the cessation of such interference, or if that is unavailing, shall cease using the Facility causing the interference and/or signal diminution, except for tests of short duration under terms acceptable to Lessor in order to eliminate the problem, and Lessee will not resume operation using full power of such equipment until the problem is eliminated. Failure of Lessee to comply with the terms of this Section 9.3(a) shall constitute a material breach of this Agreement.

            (b) Lessee shall comply with any conditions which the FCC and/or any other governmental authority may impose with respect to the installation and/or operation of Lessee's Facilities which Lessee may install on/or adjacent to the Tower and Equipment Space pursuant to this Agreement, and shall pay for all legal, engineering and other expenses incident thereto.

            (c) Lessor will neither make nor allow changes or installations to be made on the Tower which will impair or interfere in any way with Lessee's signals or broadcast operations. In the event such interference to Lessee's signals or operations does occur, Lessor shall be so notified and shall take immediate steps to correct such interference; provided nothing herein shall require Lessor to correct or require to correct any interference caused by the facilities of the Lessor, or any other tenant on the tower prior to the installation of Lessee's Facilities or such matter which pre-dated the installation of Lessee's Facilities, unless such interference is caused by a defect or malfunction in the facilities or the operation thereof is not in accordance with FCC authorizations. Failure of Lessor to comply with the terms of this Section 9.3(c) within thirty (30) days of notice, shall constitute a material breach of this Agreement.

            (d) Lessee shall also bear the full cost of purchase and installation of any necessary filter devices as may be necessary to reduce intermodulation products caused by the co-location of the Lessee's, and other pre-existing tenant's facilities and which are attributable to Lessee's Facilities.

                                                  WYLL Agreement prepared by TDM
                                                                    Page 7 of 15



                (e) Lessor shall require in all future agreements to lease space on the Tower, provisions substantially similar to those contained in Article IX hereof. Notwithstanding the foregoing, any costs, fees or expenses, including, without limitation, attorneys fees and a reasonable fee for any time expended by Lessor's engineers, incurred by Lessor in enforcing said provisions due to (i) interference caused by Lessee's Facilities or their operation or (ii) at the request or demand of Lessee, shall be paid by Lessee within ten (10) days after its receipt of written notice of said amounts; provided Lessor shall assign its rights to collect said amounts from the interfering party if different from Lessee.

        9.4 QUIET ENJOYMENT. Except as otherwise set forth in this Agreement, Lessor shall not alter, make adjustments to, relocate or otherwise modify or tamper with Lessee's Facilities.

                                   ARTICLE X

                                   INSPECTION

        10.1 WORK IN PROGRESS. Lessor, its employees and agents may inspect and observe any work while in progress or after completion to ascertain whether the work is in accordance with the specifications and requirements of this Agreement. Lessor may require Lessee to correct any faulty work. However, inspection or observation by Lessor or by its agents of work performed by Lessee or Lessee's Employees will not relieve Lessee of full responsibility for the proper performance of the work.

        10.2 TIME. Lessor, its agent and its designees (including without limitation building inspectors, fire marshals, and other officials) may inspect the Leased Space and the Facilities at any time. At Lessee's request, Lessee's Employees on the Authorized Entry List may accompany Lessor during such inspections except when, in the sole judgment of Lessor, safety or service considerations require otherwise.

                                   ARTICLE XI

                                    UTILITIES

        11.1 LESSEE RESPONSIBILITY. Lessee shall be responsible, at Lessee's sole cost, for obtaining, using and paying for all utility services to the Leased Premises for Lessee's use including, without limitation, electricity, air conditioning, heat, water, sewer, telephone, waste disposal and gas (collectively referred to herein as "Utilities"). Lessor may, in its sole and absolute discretion, provide said services to Lessee at Lessor's actual cost in which event Lessee's use shall be separately metered and paid by Lessee to Lessor within ten (10) days of Lessee's receipt of an invoice indicating the amount due.

        11.2 INTERRUPTION. Under no circumstances shall Lessor be liable for any interruption or failure in the supply of any Utilities to the Leased Space, nor shall Lessee have any right to an abatement in rent or offset to rent in the event of any interruption or failure in the supply of any Utilities to the Leased Space.

                                   ARTICLE XII

                             OWNERSHIP OF FACILITIES

        12.1 RISK OF LOSS. Except as otherwise provided in this Agreement, all Facilities shall be owned by Lessee, and Lessee shall bear all risk of loss and/or damage to the Facilities.

        12.2 OWNERSHIP. Any and all Facilities on Lessor's Property, except utility service and any building or structure installed by Lessee (which, at the expiration of the term of this Agreement, shall, at the sole election and discretion of Lessor, be the property of Lessor), shall remain the personal property of Lessee notwithstanding the fact that it may be affixed or attached to the realty or Lessor's Property, and shall, subject to all terms and conditions of this Agreement, during the Agreement, any extension thereof or upon the termination thereof belong to and be removable by Lessee. All other machinery, equipment, buildings, structures and trade fixtures attached to Lessor's Property, shall, upon termination of this agreement, be deemed fixtures and, at the sole election of Lessor, become the property of Lessor.

                                                  WYLL Agreement prepared by TDM
                                                                    Page 8 of 15

                                  ARTICLE XIII

                             MAINTENANCE AND REPAIR

     13.1 FACILITIES. Lessee will, at its own risk and expense, maintain and repair, including replacement if necessary (collectively referred to as "Maintenance"), the Antenna, Equipment, cabinets, cabling, buildings, structures and any other items or things placed on Lessor's Property by Lessee pursuant to this Agreement. All Maintenance shall be performed in a manner suitable to Lessor so as not to conflict with the use of Lessor's Property by Lessor, or any other tenant of Lessor. All Maintenance shall be provided by qualified technicians, authorized to enter Lessor's Property pursuant to
Section 7.2.

     13.2 ADDITIONAL REMEDY. In the event Lessee shall fail to make the Maintenance required by Section 13.1 hereof within ten (10) days written notice by Lessor (or, if required, such longer period of time if Lessee notifies Lessor that such maintenance has commenced within ten (10) days and Lessee diligently attempts to complete such Maintenance) or shall fail to perform any of its duties pursuant to Article IX hereafter within 24 hours after notice from Lessor, Lessor shall have the right to make such Maintenance or to perform such duty for the account of Lessee, and any expense, charge or cost incurred by Lessor shall be paid by Lessee to Lessor within ten (10) business days of its receipt of invoice from Lessor. This Section 13.2 shall be construed as an additional remedy granted to Lessor and not in limitation of any other rights and remedies which Lessor has or may have in such circumstances.

     13.3 LESSOR'S PROPERTY. Except as otherwise provided herein and repairs occasioned by the negligence of the Lessee or Lessee's Employees or representatives, Lessee shall not be responsible for repairs and or maintenance of Lessor's Property. Without limiting the forgoing, the parties agree that Lessor shall be responsible for maintaining the Tower maintenance in accordance with the requirements of the FCC and the Federal Aviation Administration. SALEM MEDIA CORPORATION (WYLL-FM) ("LESSEE"), shall be responsible for monitoring, logging, and reporting the tower light conditions as required by the FCC and the Federal Aviation Administration.

                                  ARTICLE XIV

                                 NO ALTERATIONS

Except as specifically set forth in this Agreement, Lessee may not make any alterations, additions and/or improvements to any part of the Lessor's Property, the Leased Space, the Antenna, Equipment, and/or Cabling without the prior written consent of the Lessor, which consent shall be given in Lessor's sole discretion and election.

                                   ARTICLE XV

               REPRESENTATIONS, WARRANTIES AND OTHER OBLIGATIONS

     15.1 LESSOR'S REPRESENTATIONS AND WARRANTIES. Lessor represents and warrants that:

          (a) The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary actions on the part of Lessor and shall not constitute a breach or violation under any agreement to which Lessor is a party.

          (b) To the best of Lessor's knowledge, there are no violations of any federal, state, county or municipal law, ordinance, order, regulations or requirement with respect to the Leased Space, and as of the date of this Agreement, no notice of any kind relating thereto (which would adversely affect the transactions contemplated by this Agreement) has been issued by public authorities having jurisdiction over the Leased Space.

          (c) There is no action, suit or proceeding pending or, to Lessor's knowledge, threatened against or affecting the Leased Space or any portion thereof and Lessor has not received notice, written or otherwise, of any litigation affecting or concerning the Leased Space relating to or arising out of its ownership, management, use or operation.

          (d) Lessor's Property is and will remain in material compliance at all times during the Initial Term and any Extension Term with all federal, state, county, municipal, local, administrative and other governmental laws, statutes, ordinances, codes, rules, regulations and orders pertaining thereto, including, without limitation, to the extent applicable, all zoning laws and building codes, all environmental laws and all regulations of the FAA and the FCC.

     15.2 LESSEE'S REPRESENTATIONS AND WARRANTIES. Lessee represents and warrants that:

          (a) The Facilities and the operation thereof do not and will not result in exposure of workers or the general public to levels of radio frequency radiation in excess of the "Radio Frequency Protection Guidelines" recommended in "American National Standard Safety Levels With Respect to Human Exposure to Radio Frequency Electromagnetic Fields, 300 KHz to 100 GHz," issued by the American National Standards Institute ("Acceptable Radio Frequency Radiation Standards") and the guidelines set forth in the FCC OET Bulletin 65 Edition 97-01.

                                                  WYLL Agreement prepared by TDM
                                                                    Page 9 of 15

          (b) The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary actions on the part of Lessee and shall not constitute a breach or violation under any agreement to which Lessee is a party. This Agreement constitutes a valid and binding agreement and obligation of Lessee, enforceable in accordance with its terms.

          (c) Lessee will conduct its activities on Lessor's Property in compliance with all applicable laws, including, without limitation, all OSHA, FCC, and FAA rules and regulations, environmental laws, and any rule or law applicable to the construction or operation of Lessee's Facilities.

          (d) The Leased Space is and will remain in material compliance at all times during the Terms and any Extension Term with all federal, state, county, municipal, local, administrative and other governmental laws, statutes, ordinances, codes, rules, regulations and orders pertaining thereto, including, without limitation, to the extent applicable, all zoning laws and building codes and all regulations of the FAA and the FCC.

          (e) No agent, broker or other person, entity or firm acting on behalf of or under the authority of Lessee or any affiliate of Lessee is or will be entitled to any broker's or finder's fee or any other commission or similar fee, directly or indirectly, in connection with the transactions contemplated by this Agreement.

                                  ARTICLE XVI

                               EVENTS OF DEFAULT

     16.1 DEFAULT OF LESSEE. Any of the following events shall constitute an "event of default" on the part of Lessee:

          (a) The failure of Lessee to pay any amount due hereunder, and continuation of such failure for more than five (5) days after Lessee's receipt of written notice thereof from Lessor; provided however that Lessor shall not be required to provide such written notice to Lessee more than twice in any twelve (12) month period prior to declaring such failure to pay an event of default; or

          (b) The failure of Lessee to comply with the provisions of Article IX hereof.

          (c) The failure of Lessee to fulfill any other obligation hereunder or the inaccuracy of any representation or warranty and the continuation of such failure or inaccuracy for more than ten (10) days after notice by Lessor, provided, however, that if the nature of Lessee's failure is such that more than ten (10) days is required for its cure, then Lessee shall not be deemed to be in default if Lessee has commenced such cure within the ten (10) day period, demonstrates to Lessor's reasonable satisfaction that such default is curable and thereafter diligently prosecutes such cure to completion.

     16.2 TERMINATION OF DEFAULT BY LESSEE. If an event of default on the part of Lessee shall occur at any time, Lessor, at its election, may give Lessee a notice of termination specifying a day not less than thirty (30) days thereafter on which the term of this Agreement shall end. If such notice is given, the Agreement shall expire on the day so specified as fully and completely as if that day were the day herein originally fixed for such expiration, and Lessee shall then quit and surrender the Leased Space to Lessor. If the Agreement is terminated pursuant to this Section, Lessee shall remain liable to Lessor for the payment of rent for the remainder of the lease term and without prejudice to any other right or remedy which Lessor may have hereunder or by law and which shall, at the sole election and discretion of Lessor, become immediately due and payable. Notwithstanding the foregoing, Lessor shall attempt to mitigate any damages it may suffer as a result of the default of this Agreement by Lessee. Notwithstanding any waiver of any prior breach or event of default hereunder, Lessor may re-enter the Leased Space either by reasonable force or otherwise, or dispossess Lessee, any legal representative of Lessee or other occupant of the Leased Space by appropriate suit, action or proceeding and remove its effects and hold the Leased Space as if this Agreement had not been made. Notwithstanding anything in this Agreement to the contrary, and in addition to any other remedies Lessor may have, if an event of default shall occur, Lessor, at its election, may stop providing Utilities to Lessee's Facilities and/or the Leased Space and Lessee specifically waives any and all claims for damages against Lessor arising from a loss Utilities to the Leased Space.

     16.3 DEFAULT OF LESSOR. The failure of Lessor to comply with any of its obligations under the terms of this Agreement, and continuation of such failure to cure for more than ten (10) days after notice by Lessee, shall constitute a default on the part of Lessor; provided however that if the nature of Lessor's default is such that more than ten (10) days is required for its cure, then Lessor shall not be deemed to be in default if Lessor has commenced such cure within the ten (10) day period, demonstrates to Lessee's reasonable satisfaction that such default is curable and thereafter diligently prosecutes such cure to completion.

                                                  WYLL Agreement prepared by TDM
                                                                   Page 10 of 15


     16.4 TERMINATION OF DEFAULT OF LESSOR. If an event of default on the part of Lessor shall occur at any time, Lessee, at its election, may give Lessor a notice of termination specifying a day not less than thirty (30) days thereafter on which the term of this Agreement shall end. If such notice is given, the Agreement shall expire on the day so specified as fully and completely as if that day were the day herein originally fixed for such expiration, and Lessee shall then quit and surrender the Leased Space to Lessor and have no further obligation to Lessor hereunder.

                                  ARTICLE XVII

                                   INSURANCE

     17.1 LESSEE'S INSURANCE. Lessee shall, at its sole expense, maintain commercial public liability insurance against claims for personal injury, bodily injury, wrongful death and property damage occurring on, in or about Lessor's Property under policies and with companies reasonably acceptable to Lessor, affording insurance protection to limits of not less than Three Million Dollars ($3,000,000.00) for combined single limit with respect to any one occurrence and Five Million Dollars ($5,000,000.00) in the aggregate for all occurrences within each policy year. Lessee shall also maintain "all risk" or special form policies of property insurance covering the Facilities and any improvements of Lessee located on the Lessor's Property for the full replacement cost. Lessor, its managing agent, all mortgagees, and such other parties as Lessor may reasonably designate shall be named as additional insureds on each such policy pertaining to Lessor's Property and shall be furnished with a certificate thereof. Each such policy of insurance shall, to the extent obtainable at no extra premium, provide: (a) that any claim shall be payable notwithstanding any act, whether of commission or omission, negligent or otherwise, of Lessor, of Lessee, of any other tenant or of any agent, employee, representative, visitor or guest of any of them, which act might otherwise result in the forfeiture of the insurance afforded by such policy, and (b) that Lessor shall not be liable to the insurer by reason of any payment by the insurer to Lessor, or any such other tenant. In addition, each such policy shall provide an agreement by the insurer that the policy will not be canceled or modified to reduce coverage as to risk, amount or named insured without at least fifteen (15) days' prior written notice to Lessee, Lessor, mortgagees, and all other named insureds.

     17.2 WAIVER. Neither Lessor, nor their representatives, agents, or employees shall be liable to Lessee or to anyone claiming through Lessee or to any insurance company (by way of subrogation or otherwise) insuring Lessee for any business interruption or for any loss or damage to any building, structure or other tangible property, or injury to or death of persons occurring on or about Lessor's Property, or in any manner growing out of or connected with Lessee's use or occupation of the Lessor's Property, or the use or occupation of the Lessor's Property by Lessee's agents, employees, representatives, visitors or guests even though such business interruption, loss, damage, injury or death might have been occasioned by the negligence of Lessor or their agents or employees, to the extent that such business interruption, loss, damage, injury or death is or could be covered by an "all risk" or special form policy of property insurance, regardless of whether such insurance policies are actually carried. Each insurance policy carried by Lessee hereto shall contain a clause incorporating such waiver of subrogation and a clause to the effect that the foregoing waiver shall not affect the right of the insured party to recover under such policy.

     17.3 LESSEE'S OBLIGATION TO REIMBURSE. Should Lessee store or maintain any materials or equipment, or do any acts which result in an increase in the rate or premium of any insurance coverage required to be provided by Lessor pursuant to this Agreement, Lessee shall immediately reimburse Lessor for the full amount of any such increase or shall remove them if Lessor so requires.


                                 ARTICLE XVIII

                                INDEMNIFICATION

     18.1 INDEMNIFICATION BY LESSEE. Lessee shall indemnify Lessor and its agents, officers and employees and hold Lessor and its agents, officers and employees harmless from and against all claims, actions, losses, damages, liabilities and expense (including reasonable attorneys' fees) incurred by or asserted against Lessor, whether during or after the term of this Agreement, including by reason of personal injury, loss of life, or damage to property, caused by or resulting from, in whole or any material part: (i) any breach of this Agreement by Lessee; (ii) Lessee's breach of any warranty contained in this Agreement; (iii) any negligent or intentional act or omission of Lessee, Lessee's Employees, agents, invitees or contractors, whether in, on, about or with respect to the Leased Space or Lessor's Property; (iv) the use by Lessee of any part of the Leased Space or Lessor's Property; (v) any work undertaken by or at the request of Lessee on or about the Leased Space; (vi) any inspection, observation or any action undertaken by Lessor pursuant to Article IX hereof;
(vii) the claim, existence or discovery of any hazardous substance on Lessor's Property arising from Lessee's activities; (vii) any other activity undertaken by or at the request of Lessee pursuant to or in connection with this Agreement; or (ix) the presence of any individuals on the Leased Space or Lessor's Property as a result of Lessee's request or this Agreement.

     18.2 DEFENSE BY LESSEE. If Lessor so elects by notice to Lessee, Lessee shall have the obligation of defending, at its sole cost and expense, by counsel selected by Lessee and approved by Lessor (such approval not to be unreasonably withheld), against any claim to which the foregoing indemnity may apply. Lessor may assume, or require that such defense be assumed, by Lessor and counsel selected by Lessor, at the cost and expense of Lessee if Lessor is for any reason dissatisfied with the defense by Lessee, or believes that its interests would be better served thereby. In any case where Lessee is defending any such claim, Lessor may participate in the defense thereof by

                                                  WYLL Agreement prepared by TDM
                                                                   Page 11 of 15


counsel selected by it, but at Lessor's expense. Lessee shall not enter into any settlement of any claim without the consent of Lessor, which consent shall not be unreasonably withheld.

        18.3 INDEMNIFICATION BY LESSOR. Lessor shall indemnify Lessee and hold Lessee harmless from and against all claims, actions, losses, damages, liabilities and expenses (including reasonable attorneys' fees) incurred by or asserted against Lessee, whether during or after the term of this Agreement, including by reason of personal injury, loss of life, or damage to property, caused by or resulting from in whole or any material part, (i) any breach of this Agreement by Lessor, (ii) Lessor's breach of any warranty contained in this Agreement, and (iii) any willfully negligent act or omission of Lessor, its employees, agents, invitees or contractors, whether in, on, about or with respect to the Leased Space or Lessor's Property; provided, however, that Lessor shall not be required to indemnify Lessee for any damages, injury, loss or expense arising out of Lessee's or its agents', employees', invitees' or contractors' negligent acts or omissions.

        18.4 DEFENSE BY LESSOR. If Lessee so elects by notice to Lessor, Lessor shall have the obligation of defending, at its sole cost and expense, by counsel selected by Lessor and approved by Lessee (such approval not to be unreasonably withheld), against any claim to which the foregoing indemnity may apply. Lessee may assume, or require that such defense be assumed, by Lessee and counsel selected by Lessee, at the cost and expense of Lessor if Lessee is for any reason dissatisfied with the defense by Lessor, or believes that its interests would be better served thereby. In any case where Lessor is defending any such claim, Lessee may participate in the defense thereof by counsel selected by it, but at Lessee's expense. Lessor shall not enter into any settlement of any claim without the consent of Lessee, which consent shall not be unreasonably withheld.

                                  ARTICLE XIX

                       RECONSTRUCTION OF DAMAGED PREMISES

        19.1 REPAIR. Except as otherwise provided in this Agreement, if Lessor's Property, or any portion thereof, is partially or totally destroyed by fire or other casualty so as to become partially or totally unusable, Lessor may repair or reconstruct the damage to Lessor's Property to the extent and in the manner required to meet the then current needs of Lessor.

        19.2 RENT ABATEMENT. This Agreement will remain in full force and effect pending repair or replacement of the damaged or destroyed premises, but the obligation of Lessee to pay the Monthly Rent will be abated during any period in excess of five (5) business days that due to damage to or destruction of the Lessor's Property (other than by the fault of Lessee) the Leased Space is not capable of being used for Lessee's purposes as set forth herein. The monthly installments will resume when the Leased Space is again capable of being used for such purpose, irrespective of whether Lessee has resumed its use of the Leased Space.

        19.3 ELECTION NOT TO REPAIR. Notwithstanding anything to the contrary in Sections 19.1 and 19.2, Lessor may, at its sole and absolute discretion, elect not to repair or rebuild Lessor's Property, or any portion thereof. Lessor will promptly notify Lessee within forty-five (45) days of the event causing the damage or destruction, if such option is elected. If Lessee did not in any way cause the fire or other casualty and if either (i) Lessor has elected not to rebuild or repair Lessor's Property or (ii) reconstruction has not commenced within one hundred eighty (180) days after the fire or other casualty, Lessee may, by written notice to Lessor, terminate this Agreement provided said notice is received by Lessor on or before two hundred twenty five
(225) days after the fire or other casualty and before the reconstruction has commenced.

                                   ARTICLE XX

                                 FORCE MAJEURE

        20.1 FORCE MAJEURE. Except for Lessee's obligation to pay Rent, and except as set forth in Article XIX above, neither party shall be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence, such as acts of God, acts of civil or military authority, government regulations, strikes, labor disputes, embargoes, epidemics, war, terrorist acts, riots, insurrections, fire, explosions, earthquakes, nuclear accidents, floods, power blackouts or brownouts or surges, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities, or act or omissions of transportation common carriers (collectively referred to as "Force Majeure Conditions").

        20.2 TERMINATION BY FORCE MAJEURE. If any such Force Majeure Condition occurs and is the proximate cause of a delay or failure in performance of any part of a party's obligations under this Agreement for more than ninety (90) days, the other party may, by written notice given to the party whose performance was delayed or who failed to perform, terminate this Agreement or that part of this Agreement that is affected by such delay or failure to perform.

                                                  WYLL Agreement prepared by TDM
                                                                   Page 12 of 15

                                  ARTICLE XXI

                                     SAFETY

      21.1 FACILITIES. Lessee is responsible for the safety of all Facilities, buildings, structures and other materials brought by Lessee onto Lessor's Property, and for the safety of all work performed by Lessee's Employees in the delivery, provision, installation, operation, maintenance, repair and removal of the Facilities, buildings, structures and any other material brought by Lessee onto Lessor's Property. In discharging this responsibility, Lessee shall comply (and shall cause Lessee's Employees to comply) with the requirements of the Occupational Safety and Health Act of 1970, as amended; and with any other federal, state, or local act or other requirements of law affecting safety and health.

      21.2 VIOLATIONS. Lessee shall be responsible for any violation by Lessee or Lessee's Employees of any safety or health standard under this Agreement. If any material furnished or any work performed by Lessee or Lessee's Employees gives rise to a safety or health violation, Lessee will immediately remedy such condition and will indemnify, defend, and hold Lessor its employees, agents, officers, representatives, affiliates, parent, subsidiaries and their affiliated companies, and their employees, agents, officers and representatives) harmless from any penalty, fine, or liability in connection with such a violation.

                                  ARTICLE XXII

                          PERMITS, LICENSES, APPROVALS

      22.1 FCC PERMITS. Lessee will apply for and obtain, at its sole cost and expense, FCC construction permits applicable to the installation of the Facilities, and will meet all FCC license and other requirements and restrictions. The FCC construction permit(s) must be approved before any construction or installation activity begins. A completed copy of Lessee's FCC application and License will be supplied to Lessor prior to and included with the executed agreement.

      22.2 FAA APPROVAL. Lessee will notify the FAA of any Tower modifications and Antenna installations, that may be required by Lessee, and will use reasonable efforts to obtain any FAA-required permits, license, or approvals associated with Lessee's Facilities. Lessee will pay for all costs and expenses it incurs in obtaining or attempting to obtain any permits, license, or approvals.

      22.3 OTHER PERMITS OR LICENSE. Lessee shall apply for and obtain, at its sole cost and expense, any and all License, permits, variances or other governmental approvals required to install, operate and maintain its Facilities in the Leased Space; provided that Lessee shall not submit any such applications without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

                                 ARTICLE XXIII

                            MISCELLANEOUS PROVISIONS

      23.1 SEVERABILITY. If any one or more of the provisions contained in this Agreement is, for any reason, held to be unenforceable in any respect under applicable state law or laws of the United States of America, such unenforceability will not affect any other provisions of this Agreement, but this Agreement will then be construed in such a way as will achieve the intent of such unenforceable provision or provisions to the extent permitted by law.

      23.2 ASSIGNMENT BY LESSOR. Notwithstanding any of the provisions of this Agreement, Lessor may assign, in whole or in part, Lessor's interest in this Agreement. In the event Lessor assigns this Agreement to a successor owner of the Leased Space, Lessor shall be and is hereby relieved of all liability arising after the consummation of such assignment under any and all covenants and obligations contained in or derived from this Agreement or arising out of any act, occurrence or omission relating to the Leased Space occurring after the consummation of such assignment, but only upon the condition that, as part of such Assignment, Lessor will cause the Assignee to agree, in writing, to carry out any and all of the covenants and obligations of Lessor under this Agreement occurring after the consummation of Lessor's assignment of its interest in and to this Agreement. In the event of any assignment of Lessor's interest in this Agreement to a Lender, as hereinafter defined, or a designee of a Lender, (i) the assignee shall have no obligation to Lessee hereunder other than, provided Lessee is not in default hereof, the obligation of quiet enjoyment, (ii) all amounts required to be paid to Lessor hereunder from Lessee shall be paid to the assignee, and (iii) Lessee shall not assert against such assignee any claims, defenses, setoffs of counterclaims that it might have had against Lessor.

      23.3 ASSIGNMENT BY LESSEE. Lessee may not assign this Agreement without the prior written consent of Lessor which consent shall not unreasonably be withheld. Lessee may not sublet this Agreement, the Leased Space, or any portion thereof without the prior written consent of Lessor, which consent shall be given or withheld in Lessor's sole and absolute discretion. Under no circumstance shall this Agreement be assigned by Lessee to any party which does not agree in writing to be bound by all terms and conditions contained herein and,

                                                  WYLL Agreement prepared by TDM
                                                                   Page 13 of 15

notwithstanding Lessee's assignment of this Agreement, Lessee shall remain liable for all obligations of Lessee pursuant to this Agreement until such time as this Agreement is terminated.

      23.4 CONDEMNATION. In the event Lessor's Property or any portion thereof is taken pursuant to a condemnation proceeding or by eminent domain, such that Lessor, or Lessee can no longer operate telecommunications equipment on Lessor's property, this Agreement shall, at Lessor's sole and absolute discretion, terminate without liability to either party and Lessee shall not be entitled to any portion of any award arising out of such proceedings.

      23.5 RULES AND REGULATIONS. From time to time, Lessor shall be entitled to create and enforce rules and regulations governing the use of Lessor's Property. Lessee agrees Lessee and Lessee's employees shall abide by said rules and regulations. Lessor agrees that it shall not create or enforce any unreasonable rules or regulations which would unduly prejudice Lessee's use of the Leased Space, or which would prevent reasonable access to the Leased Space by Lessee, as herein provided.

      23.6 RESTORATION ON TERMINATION. Upon the termination of the Agreement for any reason, Lessee will restore the Leased Space to its original condition, normal wear and tear excepted, at Lessee's sole cost and expense. Any fixtures including, without limitation, all Antenna, Cabling and Equipment, goods or other property of Lessee not removed within ten (10) days after any quitting, vacating or abandonment of the Leased Premises, or upon Lessee's eviction therefrom, shall be considered abandoned, and Lessor shall have the right, without notice to Lessee, to sell or otherwise dispose of same without having to account to Lessee for any part of the proceeds of such sale.

      23.7 NOTICES. All notices, demands, and requests required or permitted to be given hereunder shall be in writing and sent certified mail, return receipt requested.

      To Lessee:
                        SALEM MEDIA CORPORATION (WYLL-FM)
                        25 Northwest Point #400
                        Elk Grove Village, IL 60007
                        Attn:  General Manager
                        847-956-5030

      To Lessor:

                        Sonsinger Broadcasting of Chicago LP
                    c/o Salem Communications Corporation
                        4880 Santa Rosa Road, Suite 300
                        Camarillo, CA 93012
                        Telephone:  (805) 987-0400
                        Attn:  Jonathan L. Block, Esq.

Either party hereto may change the place for notice to it by sending like written notice to the other party hereto.

      23.8 SUBORDINATION. Unless a Lender, as hereinafter defined, shall otherwise elect as provided herein, Lessee's rights under this Agreement shall be subject and subordinate to the operation and effect of any existing or future Lien, as hereinafter defined, affecting Lessor's Property and to any extensions, modifications or amendments of any such mortgage. Lessee's acknowledgment and agreement of subordination provided for in this Section is self-operative and no further instrument of subordination shall be required. However, within ten (10) working days after request, Lessee shall execute a subordination, non-disturbance and attornment agreement in form satisfactory to Lessor. If a Lender shall so elect by notice to Lessee or by the recording of a unilateral declaration of subordination, then this Agreement and Lessee's rights hereunder shall be superior and prior in right to the lien of which such Lender has the benefit, with the same force and effect as if this Agreement had been executed, delivered and recorded prior to the execution, delivery and recording of such lien, as the case may be, subject, nevertheless, to such conditions as may be set forth in any such notice of declaration. The term "Lien" means any mortgage, deed of trust or other security instrument constituting a lien upon all or any portion of the Lessor's Property. The term "Lender" means a party having the benefit of the lien, whether as mortgagee, trustee, note holder or otherwise. Lessor shall make a reasonable effort to obtain from any lender and agreement that the Lender shall not disturb Lessee's quiet possession in the event of foreclosure. If any proceedings are brought for foreclosure, or in the event the exercise of the power of sale under any mortgage or deed of trust made by the Lessor encumbering the Leased Space, Lessee shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Lessor under this Agreement.

      23.9 BINDING EFFECT. The provisions of this Agreement shall apply to, bind and inure to the benefit of Lessor and Lessee, their respective successors, legal representatives or assigns.

      23.10 ENTIRE AGREEMENT/MODIFICATIONS. This Agreement contains the entire understanding and agreement between the parties. No representative, agent or employee of Lessor has been authorized to make any representations or promises with reference to the within agreement or to vary, alter or modify the terms hereof. No additions, changes or modifications shall be binding unless reduced to writing and signed by the parties.

                                                  WYLL Agreement prepared by TDM
                                                                   Page 14 of 15



        23.11 RESOLUTION OF CLAIMS AND DISPUTES. Regardless of the place of execution, this Agreement shall be deemed to be a contract made in Chicago, Illinois and shall be interpreted as a contract to be performed wholly in the State of Illinois. The law of the State of Illinois shall be applied without regard to the principles of conflicts of laws. Lessee expressly waives any presumption or rule, if any, which requires this Agreement to be construed against Lessor. Any claims or disputes arising out of this Agreement shall be resolved only by mediation or, if mediation does not resolve the claim or dispute within ten (10) days of notice demanding mediation, by arbitration in accordance with the Rules for Commercial Arbitration of the American Arbitration Association and any award therefrom shall be rendered by the arbitrators as a judgment in any trial court having jurisdiction in the City of Chicago, Illinois, or of any other court having competent jurisdiction.

        23.12 WAIVER. Failure of any party to complain of any act or omission on the part of any other party in breach or default of this Agreement, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by any party at any time, express or implied, of any breach of any provision of this Agreement shall be deemed a waiver of a breach of any other provision of this Agreement or a consent to any subsequent breach of the same or other provisions.

        23.13 ESTOPPEL. Either party shall at any time, upon ten (10) days' prior written request from the other party, execute, acknowledge and deliver to the requesting party a statement in writing (a) certifying this Agreement to be unmodified and in full force and effect (or, if modified, stating the nature of such modification), and the date to which the rent and other charges have been paid in advance, if any uncured defaults hereunder on the part of the requesting party, or specifying such defaults if they are claimed.

        23.14 REASONABLENESS. Except as specifically set forth herein to the contrary, any approval, consent or permission required to be given hereunder by any party shall not be unreasonably withheld, delayed or conditioned.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


LESSOR:                                 LESSEE:

SONSINGER BROADCASTING COMPANY          SALEM MEDIA CORPORATION (WYLL-FM)
OF CHICAGO, LLP                         25 Northwest Point #400
By Sonsinger Management, Inc.           Elk Grove Village, IL 60007
Its General Partner                     Attn. General Manager


By: /s/ ERIC H. HALVORSON               By:  /s/ ERIC H. HALVORSON
   ----------------------------             ------------------------------------
   Eric H. Halvorson
   Vice President

                                                 WYLLA Agreement prepared by TDM
                                                                   Page 15 of 15

                                   EXHIBIT A

                          COMMENCEMENT DATE AGREEMENT


     This Commencement Date Agreement is entered into on this 30th day of July, 1999 between SALEM MEDIA CORPORATION (WYLL-FM), ("LESSEE"), and SONSINGER BROADCASTING COMPANY OF CHICAGO, LP. ("LESSOR").

     WHEREAS, Lessor and Lessee entered into a lease dated ____________ (the "Lease"), setting forth the terms of occupancy and use by Lessee of a certain tower on Lessor's Property, as defined in the Lease; and

     WHEREAS, the Lease is for a term of five (5) years with the "Commencement Date" of the term being defined in Section 3.1 of the Lease; and

     WHEREAS, it has been determined in accordance with the provisions of
Section 3.1 of the Lease that August 1, 1999 is the Commencement Date of the term of the Lease; and

     WHEREAS, the Lease provides that the parties shall execute a confirmation of the actual Commencement Date of the term thereof, when such date has been determined.

     NOW, THEREFORE, the parties hereto confirm that the Commencement Date of the term of the Lease is August 1, 1999.

     This Agreement is executed by the parties for the purpose of providing a record of the Commencement Date of the term of the Lease and commencement of rental payments and does not modify, amend or alter any of the terms or conditions of the Lease.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

     IN WITNESS WHEREOF, the parties have executed this Commencement Date Agreement as of the day and year first above written.

LESSOR:                                           LESSEE:

SONSINGER BROADCASTING COMPANY OF CHICAGO, LP     SALEM MEDIA CORPORATION
By Sonsinger Management, Inc.,                    (WYLL-FM),
its General Partner



By: /s/ Eric H. Halvorson                         By: /s/ [signature illegible]
    -------------------------------------             --------------------------
     Eric H. Halvorson                                --------------------------
     Vice President                                   --------------------------

       [DIAGRAM - SONSINGER BROADCASTING OF CHICAGO TOWER, SCHEDULE 5.1]